SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2001

CORPORATE VISION, INC.

(Exact name of registrant as specified in its charter)
Oklahoma	0-18824	73-1380820
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3540 East 31st Street, Suite 1

Tulsa, Oklahoma 74135

(Address of principal executive offices) (Zip Code)

(918) 749-2400

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Pursuant to a Share Exchange Agreement (the "Agreement") dated June 21, 2001, Corporate Vision, Inc. (the "Company"), an Oklahoma corporation, acquired all the issued and outstanding shares of common stock of Southeastern Research and Recovery, Inc. ("SRR"), a South Carolina corporation, from the sole shareholder thereof, Global Eco-Logical Services, Inc. ("Global"), a Florida corporation, in exchange for 22,500,000 shares (the "CVIA Shares") of common stock of the Company. The shares issued in the acquisition bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933. As further consideration for the SRR shares, the Company agreed to assume Global's accounts payable obligations to Mottern, Fisher and Goldman, P.C. and Tauber and Balser, P.C.

The number of CVIA Shares is subject to adjustment six and twelve months (an "Adjustment Date") after the acquisition date based on the future market price of the CVIA Shares. Specifically, in the event the CVIA Shares held by Global on each Adjustment Date do not have a fair market value equal to or greater than $2,250,000, then the Company shall be obligated to issue Global additional shares of Company common stock sufficient to result in the fair market value of the CVIA Shares held by Global on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,250,000. At each Adjustment Date, the fair market value of the Company's common stock shall be the average of the high and low price of the common stock for the twenty business days prior to the Adjustment Date, provided that if the Company's common stock is not traded during such period, the fair market value of the common stock shall instead be the book value per share of the Company's common stock determined as of the date of the last financial statements prepared by Company. In addition, if the fair market value of the Company's common stock determined in the manner set forth above on the twenty-first business day before an Adjustment Date would result in the issuance of additional shares of Company common stock to Global if such date were an Adjustment Date, then Global, and no officer, director or affiliate thereof may sell shares of the Company's common stock during the subsequent twenty business days.

As a result of and pursuant to the Agreement, the Company agreed to reduce the number of voting directors to four, two of which shall be nominees of Global. The four voting directors will be A. Leon Blaser, Gary Mays, William Tuorto, and Ted Fenn. All previous directors of the Company, other than Mr. Blaser and Mr. Mays, are to be reclassified as nonvoting directors. Those directors are Curtis Swart and Cynthia Cox.

Pursuant to the Agreement, a Management and Operations Agreement (the "Management Agreement") was executed among the Company, Global and SRR. Under the Management Agreement, Global agreed to provide management and operational support services to SRR for a five-year period, in exchange for fifty percent of the net cash flow generated by the Company's operating activities. Under the Management Agreement, the net cash flow from SRR will be determined on a quarterly basis from the "net cash provided by operating activities" of SRR's financial statements utilized for the Company's consolidated financial statements, less the amount of any management fee paid by SRR for the quarter. The Company may terminate the Management Agreement prior to the expiration of its term upon thirty (30) days advance notice and the payment to Global of a termination fee equal to the lesser of a) $250,000, or b) the average monthly management fee paid or payable to Global for the twelve months prior to the date of such notice of termination times the number of months remaining in the term of the Management Agreement.

Pursuant to the Agreement, an Options Agreement was executed between the Company and Global. Under the Option Agreement, the Company granted Global an option to repurchase all of the issued and outstanding common stock of SRR in exchange for 22,500,000 shares of the Company common stock and $200,000 cash. The option is exercisable at any time from January 1, 2002 to August 1, 2002. While the option is outstanding, the Company has agreed not to transfer, assign, pledge, hypothecate or convey the shares of SRR common stock in any manner without the express without the express written consent of Global.

As part of the acquisition of SRR, the Company has entered into employment agreements with Richard D. Tuorto, Jr. and William L. Tuorto, and anticipates entering into employment/independent contractor agreements in the near future with other key members of management of SRR, including James Sease and Tom Strenth.

Prior to the acquisition of SRR, the Company had 19,564,850 shares of common stock issued and outstanding, and 42,064,850 shares immediately following the reorganization. Thus, as part of the acquisition of SRR, Global obtained a controlling interest in the Company.

Item 2. Acquisition Or Disposition Of Assets

As described in Item 1 herein, on June 21, 2001 the Company acquired all of the issued and outstanding common stock of SRR. SRR operates a non-hazardous waste facility on 3.25 acres of land in Erhardt, South Carolina, that processes industrial sludge for commercial and industrial customers in the South Carolina/Georgia area prior to its disposal in traditional municipal solid waste landfills. Specifically, SRR solidifies non-hazardous liquid waste by mixing it with sawdust, and then disposes of it by hauling it to a traditional solid waste site. The Company hauls its waste with a fleet of seven company-owned trucks and additional rental trucks when needed. The land is leased pursuant to a lease with a remaining term of approximately 20 years. All permits are in effect for at least the term of lease.

Risk Factors Relating to Business of SRR

Competition. The waste collection/disposal business is both highly competitive and requires substantial amounts of capital. If permitted and operational, the Company's facilities would compete with numerous enterprises, many of which have significantly larger operations and greater resources than the Company. The Company would also compete with those counties and municipalities that maintain their own waste collection and disposal operations. Forward Looking Statements assume that the Company will be able to effectively compete with these other entities.

The Company may not be able to acquire existing waste companies. The Company plans to acquire additional waste companies to complement its ownership of SRR, and its acquisition program is a key element of its expansion strategy. There can be no assurance, however, that the Company will succeed in locating appropriate acquisition candidates that can be acquired at price levels that the Company considers appropriate, or that the Company will be able to raise the necessary capital to begin its acquisition program.

Economic Conditions. The Company's potential waste collection/disposal business would be affected by general economic conditions. There can be no assurance that an economic downturn would not result in a reduction in the potential volume of waste that might be disposed of at the Company's potential facilities and/or the price that the Company would charge for its services.

Weather Conditions. Protracted periods of inclement weather may adversely affect the Company's operations by interfering with collection and landfill operations, and/or reducing the volume of waste generated by the Company's potential customers. In addition, particularly harsh weather conditions may result in the temporary suspension of certain of the Company's potential operations. The Forward Looking Statements do not assume that such weather conditions will occur.

Dependence on Senior Management. The Company is highly dependent upon its senior management team. In addition, as the Company continues to grow, its requirements for operations management with franchising and waste industry experience will also increase. The future availability of such experienced management cannot be predicted. The Forward Looking Statements assume that experienced management will be available when needed by the Company at compensation levels that are within industry norms. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on the Company.

Influence of Government Regulation. The Company's potential operations are subject to and substantially affected by extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect the Company's results, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines or to revoke or deny renewal of operating permits or licenses for violations of environmental laws or regulations or to require remediation of environmental problems at sites or nearby properties, or resulting from transportation or predecessors' transportation and collection operations, all of which could have a material adverse effect on the Company. Liability may also arise from actions brought by individuals or community groups in connection with the permitting or licensing of operations, any alleged violations of such permits and licenses or other matters. The Forward Looking Statements assume that there will be no materially negative impact on its operations due to governmental regulation.

Potential Environmental Liability. The Company may incur liabilities for the deterioration of the environment as a result of its potential operations. Any substantial liability for environmental damage could materially adversely affect the operating results and financial condition of the Company. Due to the limited nature of insurance coverage of environmental liability, if the Company were to incur liability for environmental damage, its business and financial condition could be materially adversely affected.

Inflation and Prevailing Economic Conditions. To date, inflation has not had a significant impact on the Company's operations. Consistent with industry practice, most of the Company's contracts will provide for a pass through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. The Company therefore believes it should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require the Company to absorb cost increases, resulting from inflation. The Company is unable to determine the future impact of a sustained economic slowdown.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

Not applicable.

Item 6. Resignations Of Directors And Executive Officers.

As disclosed in Item 1, pursuant to the Agreement, the Company agreed to reconstitute its board to create two nonvoting positions. The two nonvoting directors will be Cynthia Cox and Curtis Swart, who formerly were voting directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Attached hereto as Exhibits A and B are the following financial statements:
Exhibit No.	Description
A	Audited Financial Statements for Southeastern Research and Recovery, Inc. for the years ended December 31, 2000 and 1999.
B	Unaudited Financial Statements for Southeastern Research and Recovery, Inc. for the three months ended March 31, 2001 and 2000.

(b) Pro Forma Financial Information: The following pro forma financial statements are attached hereto as Exhibit C:

(i) Pro forma balance sheet of Corporate Vision, Inc. giving effect to the acquisition of Southeastern Research and Recovery, Inc. as of March 31, 2001, the most recent balance sheet filed by Corporate Vision, Inc. prior to the acquisition pursuant to Item 310(a) or (b);

(ii) Pro forma statement of operations of Corporate Vision, Inc. for the year ended December 31, 2000 and the three months ended March 31, 2001 as if the acquisition of Southeastern Research and Recovery, Inc. had occurred on January 1, 2000.

(c) Exhibits:

Regulation S-B Number	Exhibit
10.1	Share Exchange Agreement by and among Southeastern Research and Recovery, Inc., Global Eco-Logical Services, Inc., and Corporate Vision, Inc.
10.2	Management and Operations Agreement by and among Global Eco-Logical Services, Inc., Corporate Vision, Inc., and Southeastern Research and Recovery, Inc.
10.3	Option Agreement among Global Eco-Logical Services, Inc. and Corporate Vision, Inc.
24	Consent of Tauber and Balser, P.C.

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORPORATE VISION, INC.

Date: October 2, 2001 By: /s/ Gary L. Mays

Gary L. Mays

Its: President and Chief Executive Officer

EXHIBIT A

SOUTHEASTERN RESEARCH and RECOVERY, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

SOUTHEASTERN RESEARCH and RECOVERY, INC.

TABLE OF CONTENTS

Independent Auditors' Report 1

Balance Sheet 2

Statements of Operations and Retained Earnings 3

Statements of Cash Flows 4

Notes to Financial Statements 6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder

Southeastern Research and Recovery, Inc.

We have audited the accompanying balance sheet of Southeastern Research and Recovery, Inc. as of December 31, 2000, and the related statements of operations and retained earnings, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeastern Research and Recovery, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.

/s/ Tauber and Balser, P.C.

Atlanta, Georgia

April 11, 2001, except

June 21, 2001 for Note G

SOUTHEASTERN RESEARCH and RECOVERY, INC.

BALANCE SHEET

DECEMBER 31, 2000

ASSETS
CURRENT ASSETS
Cash	$ 15,242
Accounts receivable, less allowance of $128,987	143,977
Prepaid expenses	70,117

TOTAL CURRENT ASSETS	229,336

PROPERTY AND EQUIPMENT
Buildings and improvements	8,250
Equipment	500,545
508,795
Less: accumulated depreciation	(191,041)

TOTAL PROPERTY AND EQUIPMENT, NET	317,754

OTHER ASSETS
Goodwill, net of accumulated amortization of $16,170	145,537
Deferred income taxes	8,000
153,537

TOTAL ASSETS	$ 700,627

SOUTHEASTERN RESEARCH and RECOVERY, INC.

BALANCE SHEET

DECEMBER 31, 2000

LIABILITY AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 228,767
Accrued payroll and payroll taxes	6,342
Notes payable - current portion	26,767
Due to related party	210,068
Income taxes payable	15,000
Capital leases - current	37,005

TOTAL CURRENT LIABILITIES	523,949

LONG-TERM DEBT
Capital Leases, net of current portion	85,874
Notes payable, net of current portion	58,820

TOTAL LONG-TERM DEBT	144,693

STOCKHOLDERS' EQUITY
Common stock	100
Retained earnings	31,885

TOTAL STOCKHOLDERS' EQUITY	31,985

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 700,627

SOUTHEASTERN RESEARCH and RECOVERY, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
	2000	1999

REVENUES	$1,599,737	$1,437,136

OPERATING COSTS AND EXPENSES
Cost of sales	378,345	355,968
Selling, general, and administrative	993,596	970,270
Depreciation and amortization	111,051	69,694
TOTAL COST AND EXPENSES	1,482,992	1,395,932

OPERATING INCOME	116,745	41,204

OTHER INCOME (EXPENSE)
Gain on sale of assets	608	-
Interest expense	(17,143)	(36,572)
Other income	18,643	-
TOTAL OTHER INCOME (EXPENSE)	2,108	(36,572)

INCOME BEFORE TAXES	118,853	4,632

INCOME TAX EXPENSE	(91,500)	-

NET INCOME	27,353	4,632

RETAINED EARNINGS, BEGINNING OF YEAR	4,632	-

REATINED EARNINGS, END OF YEAR	$ 31,985	$ 4,632

SOUTHEASTERN RESEARCH and RECOVERY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 27,353	$ 4,632
Adjustments:
Depreciation	102,965	61,608
Amortization	8,085	8,085
Changes in:
Decrease (increase) in accounts receivable	29,260	(173,237)
Decrease (increase) in prepaid expenses and deposits	11,013	(81,130)
(Decrease) increase in accounts payable
and accrued expenses	(75,849)	304,616
(Decrease) increase in accrued payroll and payroll taxes	(839)	7,181
Increase in deferred income taxes	(8,000)	-
Increase in income taxes payable	15,000	-
Total adjustments	81,635	127,123
Net cash used by operating activities	108,988	131,755

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchases of property and equipment	(108,823)	(352,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	39,622	78,800
Payments for capital leases	(41,757)	(18,543)
Change in due to related party	43,646	166,422
Payments on notes payable	(22,788)	(10,047)
Net cash provided by financing activities	18,723	216,632

NET INCREASE (DECREASE IN CASH	18,888	(3,646)

CASH, BEGINNING OF YEAR	(3,646)	-

CASH, END OF YEAR	$ 15,242	$ (3,646)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$ 17,143	$ 29,324

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

The acquisition of the Company was included in a group of companies purchased by Global during 1999. The allocation of the stock issued and the cash paid was made based on the net assets obtained and the goodwill established in the acquisition.
Details of acquisition by Global in 1999:
Fair value of assets acquired by Global	$ 145,350
Goodwill established	161,707
Liabilities assumed	(61,657)
Stock issued	(121,124)
Debt issued	(124,276)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Company and Basis of Presentation

Southeastern Research and Recovery ("SRR" or the "Company") operates a non-hazardous waste facility on 3.25 acres of land in Ehrhardt, South Carolina, that processes industrial sludge for commercial and industrial customers in the South Carolina/Georgia area prior to its disposal in Subtitle D landfills. Specifically, SRR solidifies non-hazardous liquid waste by mixing it with sawdust, and then disposes of it by hauling it to a traditional solid waste site.

The Company is a wholly-owned subsidiary of Global Eco-Logical Services, Inc. ("Global") acquired during 1999.

Goodwill and other assets and liabilities related to the operations of SRR were recorded "pushed down" in the financial statements although such assets and liabilities were acquired with the Parent's common stock.

Concentration of Credit Risk

Concentration of credit risk with respect to receivables is limited due to the large number of customers comprising the Company's customer base.

The Company does not require collateral to support customer receivables. The Company did not establish an allowance for doubtful accounts for 1999 because it expensed as bad debts all December 31, 1999 receivables that were not collected from year end through April 11, 2001. Total bad debt expense charged to operations in 2000 and 1999 were $0 and $128,987, respectively.

Revenue Recognition

Revenue is recognized when services are provided.

Prepaid Expenses

Prepaid expenses consist of prepaid insurance premiums.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 1 to 12 years.

Goodwill

Goodwill represents the excess of cost over the fair value of assets acquired at dates of acquisition and is amortized using the straight-line method over a period of 20 years. Amortization expense of $8,085 was charged to operations in 2000 and 1999.

Cost of Sales

Cost of sales consist of transportation and disposal costs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities.

Income taxes

The Company is included in the consolidated federal income tax return filed by the Parent. Federal income taxes are calculated as if the companies filed on a separate return basis, and the amount of current tax or benefit calculated is either remitted to or received from the Parent. Deferred income tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

NOTE B - OPERATING LEASES

The Company conducts its operations in facilities under operating lease agreement which expired in March 2001. The lease was subsequently extended at $2,000 per month on a month to month basis.

Rental expense under the operating leases was approximately $24,000 for the years ended December 31, 2000 and 1999.

NOTE C - NOTES PAYABLE

Notes payable consisted of the following at December 31, 2000:
Various equipment notes, interest rates ranging from 9.06% to 13.5%, maturity dates ranging from June 16, 2000 to July 2005. Notes are secured by underlying equipment.	$ 85,587
Less current portion	(26,767)
$ 58,820

The above notes have the following maturities:
2001	$ 26,768
2002	21,237
2003	15,423
2004	12,118
2005	10,042
$ 85,587

NOTE D - CAPITAL LEASES

The Company is the lessee of equipment under capital leases expiring in 2003 and 2004. The assets and liabilities under capital leases are recorded at the present value of the minimum lease payments. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases is included in depreciation expense for 2000 and 1999. Minimum future discounted lease payments under capital leases as of December 31, 2000 are:
2001	$ 37,005
2002	38,698
2003	38,576
2004	10,600
122,879

Leased equipment amounted to $191,145 at December 31, 2000 and 1999. Accumulated depreciation amounted to $49,577 and $14,336 at December 31, 2000 and 1999, respectively.

NOTE E - CONTINGENCIES

Legal

In the normal course of business and as a result of the extensive governmental regulation of the waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving Federal, state, or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke, or to deny renewal of, an operating permit held by the Company. In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during operations of the waste management business.

The SEC has subpoenaed documents from Global, its officers, and certain shareholders of the Company and WasteMasters, Inc. (WMI), the Company from which Global purchased SRR. In addition, the SEC has requested testimony from such persons. The Company believes that the investigation relates to the Company's transactions with WMI, and the circumstances surrounding the initial acquisition of control of the Company by Global. The Company has produced the documents requested by the SEC, and is fully cooperating in the investigation.

NOTE F - INCOME TAXES

SRR is included in the consolidated federal income tax return filed by its Parent. Federal income taxes are calculated as if SRR filed a separate federal income tax return. SRR files its own state income tax returns.

The current and deferred portions of the income tax (expense) benefit included in the statement of income as determined in accordance with FASB Statement No. 109, Accounting for Income Taxes, are as follows:
	2000	1999
Federal income tax (expense) benefit
Current	$(84,500)	$ -
Deferred	-	-
	$(84,500)	-

State income tax (expense) benefit
Current	$(15,000)	$ -
Deferred	8,000	-
	$(7,000)	$ -
Total provision for income taxes	$(91,500)	$ -

The primary reason that recorded income taxes differ from income taxes normally expected results from then on deductible allowance for doubtful accounts.

Significant components of the Company's deferred income tax assets as of December 31, 2000 are as follows:
Deferred tax assets:
Allowance for doubtful accounts:	$ 51,600
Valuation allowance	(43,600)
Net deferred tax asset reported	$ 8,000

No valuation allowance was recorded at December 31, 1999.

At December 31, 2000, approximately $84,500 was due to the Parent for federal income taxes.

NOTE G - SUBSEQUENT EVENT

On June 21, 2001, Global sold all of the common stock of SRR to Corporate Vision, Inc. (CVIA) in exchange for 22,500,000 restricted unregistered shares of common stock of CVIA. The shares of CVIA stock are subject to increase six and twelve months after the closing date. In the event the CVIA common stock held by SRR does not have a fair market value equal to or greater than $2,250,000 on those dates, then CVIA will be obligated to issue additional shares of common stock sufficient to result in that value.

A Management and Operations Agreement (the "Management Agreement") was executed among CVIA, Global and SRR. Under the Management Agreement, Global agreed to provide management and operational support services to SRR for a five-year period, in exchange for fifty percent of the net cash flow generated by SRR's operating activities. Under the Management Agreement, the net cash flow from SRR will be determined on a quarterly basis from the "net cash provided by operating activities" of SRR's financial statements utilized for CVIA's consolidated financial statements, less the amount of any management fee paid by SRR for the quarter. SRR may terminate the Management Agreement prior to the expiration of its term upon thirty (30) days advance notice and the payment to Global of a termination fee equal to the lesser of a) $250,000, or b) the average monthly management fee paid to Global for the twelve months prior to the date of such notice of termination times the number of months remaining in the term of the Manager Agreement.

In addition, an Option Agreement was executed between CVIA and Global. Under the Option Agreement, CVIA granted Global an option to repurchase all of the issued and outstanding common stock of SRR in exchange for 22,500,000 shares of CVIA common stock and $200,000 cash. The option is exercisable at any time from January 1, 2002 to August 1, 2002. While the option is outstanding, CVIA has agreed not to transfer, assign, pledge, hypothecate or convey the shares of SRR common stock in any manner without the express written consent of Global.

Prior to the acquisition of SRR, CVIA entered into employment agreements with Richard D. Tuorto, Jr. and William L. Tuorto, and anticipates entering into employment/independent contractor agreements in the near future with other key members of management of SRR, including James Sease and Tom Strenth.

NOTE H - RELATED PARTY ADVANCES

At December 31, 2000, the Company owes Global a total of $210,068, which consisted of advances received for working capital purposes. These advances are non-interest bearing, unsecured, and due on demand.

Certain overhead costs incurred by the parent, such as certain officers' salaries, that benefit SRR's operations, have not been allocated to SRR and have not been included in these financial statements.

EXHIBIT B

SOUTHEASTERN RESEARCH and RECOVERY, INC.

BALANCE SHEET

MARCH 31, 2000 and MARCH 31, 2001

ASSETS	2000	2001
CURRENT ASSETS
Cash	5,830	$ (2,243)
Accounts receivable, net of allowance for bad debt	122,819	300,941
Related company receivables, net	16,191
Prepaid expenses	56,790	25,171

TOTAL CURRENT ASSETS	201,630	323,869

TOTAL PROPERTY AND EQUIPMENT, NET	121,173	193,863

TOTAL ASSETS	$ 322,803	$ 702,943

LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	336,040	$ 296,191

LONG-TERM LIABILITIES
Notes payable	29,718	114,314

TOTAL LIABILITIES	365,758	410,505

STOCKHOLDERS' EQUITY
Paid in capital	0	0
Retained earnings	(42,955)	107,227

TOTAL STOCKHOLDERS' EQUITY	(42,955)	317,437

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 322,803	$ 517,732

SOUTHEASTERN RESEARCH and RECOVERY, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001
	2000	2001

REVENUES	$ 323,173	$506,785
Cost of Sales	311,070	341,973
GROSS PROFIT	12,103	164,812

OPERATING EXPENSES
Selling, General and Administrative Expenses	48,181	60,263

OPERATING INCOME (LOSS)	(36,078)	104,549

OTHER INCOME (EXPENSE)
Interest income	0	422
Interest expense	1,051	1,315
TOTAL OTHER INCOME (EXPENSE)	(1,051)	(894)

INCOME BEFORE TAXES	(37,129)	103,656

INCOME TAX EXPENSE	-	-

NET INCOME	(37,129)	103,656

SOUTHEASTERN RESEARCH and RECOVERY, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
	2000	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	(37,129)	103,656
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	15,560	21,840
Changes in:
(Increase) decrease in trade receivable	74,757	(156,964)
(Increase) decrease in related party receivables	(20,905)	(75,747)
(Decrease) increase in accrued expenses	6,093	93,420
(Increase) decrease in other assets	0	(2,604)
Increase (decrease) in current liabilities	(18,547)	9,701
Net cash provided (used) by operating activities	19,829	(6,698)

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchases of property and equipment	(8,015)	(39,515)
Net cash provided (used) by investing activities	(8,015)	(39,515)

CASH FLOWS FROM FINANCING ACTIVITIES
Paydown of liabilities	(2,338)	(8,788)
Proceeds from debt	0	37,516
Net cash provided (used) by financing activities	(2,338)	28,728

NET INCREASE (DECREASE) IN CASH	9,476	(17,485)

CASH, BEGINNING OF PERIOD	(3,646)	15,242

CASH, END OF PERIOD	5,830	(2,243)

EXHIBIT C

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2001
	Corporate
	Vision	SRR	Pro Forma	Pro Forma
	March 31, 2001	March 31, 2001	Adjustments	Consolidated
Assets
Current Assets	$ 1,100,106.00	$ 323,869.19	$ -	$ 1,423,975.19
Property and Equipment	31,393.00	193,862.48	-	225,255.48
Goodwill	-	-	1,289,032.35	1,289,032.35
Other Assets	3,000.00	-	-	3,000.00
Total Assets	$ 1,134,499.00	$ 517,731.67	$ 1,289,032.35	$ 2,941,263.02

Liabilities and Stockholders' Equity
Current Liabilities	$ 215,015.00	$ 296,190.50	$ -	$ 511,205.50
Long-Term Debt	-	114,314.17	-	114,314.17
Contingencies	30,000.00	-	-	30,000.00
Capital stock	9,115,800.00	100.00	1,662,087.50	10,777,987.50
Retained earnings (deficit)	(8,226,316.00)	107,127.00	(373,055.15)	(8,492,244.15)
	$ 1,134,499.00	$ 517,731.67	$ 1,289,032.35	$ 2,941,263.02

Notes to the Unaudited Pro Forma Combined Balance Sheet

Note 1:

The pro forma balance sheet assumes that the acquisition of SRR occurred on March 31, 2001.

Note 2:

The calculation of goodwill resulting from the purchase of SRR is as follows:
Estimated value of CVI stock issued	$ 1,662,187.50
Estimated fair value of net assets acquired	373,155.15
Purchase price in excess of net assets acquired	$ 1,289,032.35

Note 3:

The adjustments to capital stock and retained deficit are as follows:
Capital stock:	$ 1,662,187.50
Estimated value of CVI stock issued	(100.00)
Elimination of SRR capital stock in consolidation	$ 1,662,087.50

Retained deficit:
Elimination of SRR pre-business combination retained earnings	$ (373,055.15)

Unaudited Pro Forma Consolidated Income Statement

For the Three Months Ended March 31, 2001
	Corporate
	Vision	SRR
	Three months	Three months
	Ended	Ended	Pro Forma	Pro Forma
	March 31, 2001	March 31, 2001	Adjustment	Consolidated

Operating Revenue	$ 58.00	$ 506,784.93	$ -	$ 506,842.93
Operating Expenses	194,171.00	402,235.14	10,359.40	606,765.54
Income (Loss) from Operations	(194,113.00)	104,549.79	(10,359.40)	(99,922.61)

Other Income (Expenses)	-	(893.64)	-	(893.64)

Net Income (Loss)	$ (194,113.00)	$ 103,656.15	$ (10,359.40)	$ (100,816.25)

Unaudited Pro Forma Consolidated Income Statement

For the Year Ended December 31, 2000
	Corporate
	Vision	SRR
	Year Ended	Year Ended
	December 31,	December 31,	Pro Forma	Pro Forma
	2000	2000	Adjustment	Consolidated

Operating Revenue	$ 42,565.00	$ 1,599,737.00	$ -	$ 1,642,302.00
Operating Expenses	1,604,386.00	1,347,078.00	41,436.39	2,992,900.39
Income (Loss) from Operations	(1,561,821.00)	252,659.00	(41,436.39)	(1,350,598.39)

Other Income (Expenses)	(1,213,288.00)	2,108.00	-	(1,211,180.00)
Income (Loss) Before Income Taxes	(2,775,109.00)	254,767.00	(41,436.39)	(2,561,778.39)

Income Tax Expense	-	(15,000.00)	-	(15,000.00)

Net Income (Loss)	$ (2,775,109.00)	$ 239,767.00	$ (41,436.39)	$ (2,576,778.39)

Notes to the Unaudited Pro Forma Consolidated Income Statements

Note 1-- The pro forma income statements assume that the acquisition of SRR occurred on January 1, 2000.

Note 2-- The pro forma adjustments represent the amortization of goodwill over 40 years.